EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated
February 8, 1999 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Jefferson-Pilot Corporation, and our report included in the following paragraph with respect to the financial statement schedules, in the following Registration Statements:

   Form S-8, Nos. 2-36778, 2-56410, and 33-30530, pertaining to the
     Long Term Stock Incentive Plan and predecessor stock plans, and outstanding effective registration statements on Form S-16 included in such S-8 filings;
   Form S-8, No. 33-56369, pertaining to the JP TeamShare Plan;
   Form S-8, No. 33-64137, pertaining to the Non-Employee Directors'
     Stock Option Plan;
   Form S-3, No. 33-63521, pertaining to debt securities and warrants to purchase securities.

Our audit also included the financial statement schedules of Jefferson-Pilot Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                               ERNST & YOUNG LLP

Greensboro, North Carolina
March 24, 1999